EXHIBIT 10.11(e)

April 28, 2003

Ms. Trudy Briley
DSM Pharmaceuticals, Inc.
P.O. Box 1887
Greenville, NC 27835-1887

  Re:
  Amendment No. 4 to Toll Manufacturing and Packaging Agreement

Dear Ms. Briley:

        This letter is to confirm our understanding concerning an amendment to be made with respect to the Toll Manufacturing and Packaging Agreement dated as of August 24, 1999, as amended by Amendment No.1 dated July 3, 2001, by Amendment No. 2 dated October 9, 2001, and by Amendment No. 3 dated June 21, 2002 (the "Agreement"), between Cephalon, Inc. ("Cephalon") and DSM Pharmaceuticals, Inc. ("DSM"). All terms not otherwise defined herein are used as defined in the Agreement.

        The purpose of this Amendment is to extend the Initial Term of the Agreement for one year and to set the minimum annual quantities of Product to be purchased by Cephalon and to increase the manufacturing capacity reserved by Catalytica for the remainder of the Initial Term of the Agreement. The Agreement is hereby amended as follows:

          1. In the second line of Section 2.5 of the Agreement, the words "five (5)" are hereby replaced with words "six (6)."

          2. Existing Schedule F of the Agreement relating to Minimum Quantities shall be deleted in its entirety and replaced with the attached revised Schedule F.

          3. Except as amended hereby, the Agreement remains in full force and effect.

        If the foregoing accurately reflects your understanding as to these matters, please indicate your agreement in the space provided below, and return one fully-executed original to me.

Very truly yours,
/s/ Robert Urban Vice President, Technical Operations
Acknowledged and agreed to by:
DSM PHARMACEUTICALS, INC.
By:	/s/ TERENCE S. NOVAK Name: Terence S. Novak Title: Sr. V.P. Comm. Ops.

Schedule F
Minimum Quantities

        The minimum annual quantities to be purchased by CEPHALON and capacity to be reserved by DSM, are as follows for the remainder of the Initial Term of this Agreement:

Year	Quantity
2004	[**]
2005 (until 8/24/05)	[**]

        Pursuant to Section 3.1, if the actual annual quantity exceeds the minimum annual quantity in any year by twenty-five percent (25%) or less, this excess will reduce the minimum annual quantity in the following year.

**
Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

A-1